Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Pegasystems Inc. on Form S-8 of our report dated February 17, 2003, appearing in the Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 28, 2003